Exhibit 107
Calculation of Filing Fee Tables
Form
424(B)(5)
(Form Type)
MicroStrategy Incorporated
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

	Newly Registered Securities

Fees to Be Paid	Equity	8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	Rule 457(o) and (r)	(1)	(1)	$21,000,000,000	0.00015310	$3,215,100

Fees to Be Paid	Equity	Class A Common Stock, $0.001 par value per share	Rule 457(i)	(1)	—	—	— (2)	— (2)

						Total Offering Amounts:		$21,000,000,000

						Net Fee Due:		$3,215,100 (3)

(1)
The prospectus supplement to which this exhibit is attached is a prospectus supplement for the registrant’s offer and sale from time to time of shares of the registrant’s
8.00% Series A Perpetual Strike Preferred Stock (the “Perpetual Strike Preferred Stock”), $0.001 par value per share. The maximum aggregate offering price of that offering is $21,000,000,000 under an at-the-market
program. In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the registration fee was calculated based on the maximum aggregate offering price of $21,000,000,000 of the securities offered by this prospectus supplement, and Rule 457(r) under the Securities Act.

(2)
Under Rule 457(i), there is no additional filing fee payable with respect to the shares of Class A Common Stock issuable upon conversion of the Perpetual Strike Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

(3)
In accordance with Rules 465(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee with respect to an indeterminate amount of the registrant’s 8.00% Series A Perpetual Strike Preferred Stock being registered under Registration Statement
No. 333-284510
filed with the Securities and Exchange Commission on January 27, 2025 (the “Registration Statement”) as may from time to time be offered under the Registration Statement at indeterminate prices.